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                                                                    Exhibit 12.1


                             HEALTH CARE REIT, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES



                                                                     YEAR ENDED DECEMBER 31
                                                    2002          2001      2000       1999         1998
                                                    ----          ----      ----       ----         ----
                                                                         (IN THOUSANDS)
                                                   ------------------------------------------------------------

CONSOLIDATED EARNINGS:
Income from continuing operations
  before extraordinary item                        68,062        60,669      67,965     75,550       62,221

Add:
Interest Expense                                   42,101        32,028      34,622     26,916       18,030
Amortization of Loan Expenses                       2,373         1,775       1,165        909          685
Equity earnings in less than 50% subsidiary          (299)         (333)       (318)      (270)        (375)
                                                   ------        -------     ------     ------       ------

CONSOLIDATED EARNINGS                             112,237        94,139     103,434    103,105       80,561

CONSOLIDATED FIXED CHARGES:
Interest Expense                                   42,101        32,028      34,622     26,916       18,030
Capitalized Interest                                  170           841       3,079      8,578        7,740
Amortization of Loan Expenses                       2,373         1,775       1,165        909          685
                                                   ------        ------      ------     ------       ------

CONSOLIDATED FIXED CHARGES                         44,644        34,644      38,866     36,403       26,455

RATIO                                                2.51          2.72        2.66       2.83         3.05
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